Exhibit 99.1

Filed by The Peoples Holding Company
Pursuant to Rule 425 under the Securities Act of 1933

Subject Company: Heritage Financial Holding Corporation
Exchange Act File Number: 000-31823

Contact:	Jim Gray	Stuart Johnson
	Executive Vice President	Executive Vice President & CFO
	(662) 680-1217	(662) 680-1472
	jimg@thepeopleplace.com	stuartj@thepeopleplace.com

FOR RELEASE
December 16, 2004

Peoples Unifies Operations Under Renasant Bank Name

Change Clears Confusion, Unites Banks in Three States under Shared Moniker

TUPELO, Mississippi - The Boards of Directors of The Peoples Holding Company (the "Company") and The Peoples Bank & Trust Company have voted to unify the operations of The Peoples Bank & Trust Company under one name, Renasant Bank. The change is subject to regulatory approval and is expected to become effective February 1, 2005.

"We are building a bigger, stronger, more vibrant company. We are extending our reach in Mississippi and into new markets in Tennessee and in Alabama, assuming that the shareholders of Heritage Financial Holding Corporation approve the proposed merger of Heritage Financial Holding Corporation into the Company. As a result, we must take a new name," said E. Robinson McGraw, President and Chief Executive Officer of Tupelo-based Peoples Holding Company, which owns The Peoples Bank & Trust Company with operations in Mississippi and Renasant Bank with operations in Germantown, Tennessee, a suburb of Memphis.

"Renasant Bank is a distinctive name, one which reflects the distinctive company which we have become. Our decision to adopt the Renasant name removes potential obstacles to our future growth," McGraw said. "And our decision resolves confusion which too often results by the use of the Peoples name by others in Mississippi and adjacent states."

"In addition, we think it is prudent to focus our resources to build, grow and enhance one unified Renasant brand rather than three," he said.

The Peoples Bank & Trust Company celebrated its 100th anniversary in February of this year.

Until six months ago, the Company had no operations outside Mississippi. In July, the Company acquired Renasant Bank headquartered in Germantown, Tennessee, a Memphis suburb. If the shareholders of Heritage Financial Holding Corporation approve the merger of Heritage Financial Holding Corporation into the Company at their Special Meeting to be held on December 28, 2004, the Company expects to complete its acquisition of Heritage Bank in Alabama on January 1, 2005.

The Company presently operates 50 community banks, insurance and financial services offices in 30 cities in Mississippi and Tennessee. The completion of the proposed Heritage acquisition will add 8 branches in 5 Alabama cities.

"This name change may also give potential investors an opportunity to take a fresh look at our company, our performance and our prospects for future business by helping clearly define who we are, where we are and where we are going," McGraw said. The Board of Directors of the Company has also approved asking Company shareholders to endorse changing the Company's name from The Peoples Holding Company to Renasant Corporation at the annual meeting in April, 2005.

The Peoples Holding Company is parent of The Peoples Bank & Trust Company, Mississippi's fourth largest commercial bank headquartered in the state, The Peoples Insurance Agency, and Renasant Bank of Germantown, Tennessee. Peoples Holding Company has more than $1.7 billion in assets and the company's shares trade on the American Stock Exchange (AMEX) under the ticker symbol, PHC.

Note to Investors

This news release contains forward-looking statements regarding The Peoples Holding Company. All forward-looking statements involve risk and uncertainty and a number of factors could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Those factors include, but are not limited to, interest rate fluctuations, regulatory changes, portfolio performance and other factors discussed in our recent filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

This filing relates to the proposed transactions between The Peoples Holding Company (the "Company") and Heritage Financial Holding Corporation ("Heritage") pursuant to the terms of an Agreement and Plan of Merger, dated July 15, 2004, by and among the Company and Heritage. The Merger Agreement was filed with the U. S. Securities and Exchange Commission (the "SEC") as an exhibit to the Current Report on Form 8-K filed by the Company on July 21, 2004.

The Company has filed relevant documents concerning the transaction with the SEC, including a registration statement on Form S-4 including a proxy statement-prospectus filed on October 6, 2004, as amended by an Amendment No. 1 to Form S-4 Registration Statement filed November 23, 2004. The proxy statement-prospectus was mailed to stockholders of Heritage on or about November 26, 2004. Investors are urged to read the proxy statement-prospectus and the other relevant materials when they become available because they will contain important information about the Company, Heritage and the merger. The prospectus and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company by directing a request to: The Peoples Holding Company, Attn: Investor Relations, 209 Troy Street, Tupelo, MS 38804. Investors are urged to read the prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.